UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 3, 2008 (December 3, 2008)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

50 Commonwealth Avenue, Suite 2
Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (617) 301-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

Settlement Agreement

On October 30, 2008, EGPI Firecreek, Inc. (“EGPI” or the “Company”) disclosed on Current Report on Form 8-K that Mr. Dennis Alexander and Ms. Melvena Alexander (collectively, the “Alexanders”) resigned from their respective positions with the Company. In light of certain events surrounding the resignations, the Company and the Alexanders entered into a Settlement and Release Agreement in order to resolve their disputes (the “Settlement”). Pursuant to the Settlement, the parties agreed to the following: (i) that EGPI shall not challenge or delay the repossession through foreclosure of any collateral by Dutchess; (ii) That upon repossession by Dutchess of all EGPI assets, the $9,304,962 debt to Dutchess claimed in the Notice of Default and all obligations of EGPI to Dutchess under the Loan Agreements and Notice of Default shall be deemed fully satisfied, (iii) the Company issued a promissory note in favor of Dutchess Private Equities Fund, Ltd. (“Dutchess”) in the principal face amount of $47,564.78, in consideration of certain rights described below, bearing interest at the rate of 12% per annum and providing for monthly interest only payments for a period of six (6) months all due on or before June 2, 2009; (iv) Dutchess shall sell to Dennis Alexander or nominee for par value, of $0.001 per share all 100,000 shares of EGPI Preferred stock and 2.335,215 shares of EGPI common stock currently held by Dutchess such that Dutchess will retain 1,180,854 common shares representing a twenty percent (20%) equity interest in EGPI; and (v) The Company and Dutchess released one another from claims of any kind and nature in both law and equity.

In addition, the Company and Dutchess entered into that certain Oil and Gas Property Participation and Rights Agreement (“Participation Agreement”) whereby Dutchess granted EGPI, under certain circumstances a right of first refusal, as provided in Section VIII of that certain participation agreement between Success Oil Co. and EGPI and its wholly-owned subsidiary, Firecreek Petroleum, Inc., dated January 3, 2007;

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2008, the Company received resignations from each of Douglas Leighton, Michael Novielli, Theodore Smith, and Douglas D’Agata as members of the Company’s board of directors, effective immediately. None of the resignation letters submitted to the Company by these individuals referenced any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. Further, on December 3, 2008, Mr. Douglas D’Agata resigned as the Company’s authorized officer effective immediately.

On December 3, 2008, Mr. Dennis Alexander was re-appointed to the Board of Directors of the Company and as the Chief Executive Officer and Chief Financial Officer. Further, on December 3, 2008, the following individuals were elected to the following positions:

Larry W. Trapp	67	Director, Executive Vice President, and Co-Treasurer
Mike Trapp	42	Director
Melvena Alexander	74	Secretary, Comptroller, and Co-Treasurer

BUSINESS EXPERIENCE OF CURRENT DIRECTORS AND OFFICERS
AT DECEMBER 2008.

Dennis R. Alexander has served as Chairman, President and CFO of the Company and Firecreek Petroleum, Inc. since February 10, 2007. He served as Chairman and CFO of the Company and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of the Company from May 18, 1999 to June 30, 2004. In September 1998 he was a founder, and from January 19, 1999 through its acquisition with the Company served as President and Director of Energy Producers Group, Inc. From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company. From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company. Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services. Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of the Company.

Larry W. Trapp was appointed as a Director, Executive Vice President, and Treasurer of the Company on December 3, 2008. Previously he has served in various capacities as CFO, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with the Company, serving as Director of Energy Producers Group, Inc. Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University. Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees. As a private investor in numerous enterprises over several decades, Larry adds the diversified experience, perspective and concerns of investors to the management team.

Mike Trapp was appointed as a Director of the Company on December 3, 2008. A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years. He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona. His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance the Company’s growth and asset base. As one of the original investors of EGPI, Mike has a strong drive and concern for all the investors in this company.

Melvena Alexander has served as Co-Treasurer, Secretary and Comptroller of the Company and Firecreek Petroleum, Inc. since February 10, 2007 having served as Secretary and Comptroller of the Company and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007. She served as Secretary since March 15, 2003 to June 30, 2004 having been Secretary and Comptroller of the Company since May 18, 1999. In September 1998 she was a founder, and from January 19, 1999 through the acquisition processes with the Company served as Secretary of Energy Producers Group, Inc. She is founder and President of Melvena Alexander CPA since 1982, which prepares financial statements and tax reports. From October 1998 through April 16, 2004 she worked in the Department of Patient Finance at Arizona State Hospital as an Accounting Technician 11. Mrs. Alexander graduated Arizona State University with a B.S. in Accounting, received CPA Certificate, State of Arizona. She is a member of AICPA and the American Society of Women Accountants. Mrs. Alexander devotes a minimum of 40-60 hours per week, and more as required, to the business of the Company.

Item 8.01 Other Events

Effective immediately, the Company’s address has been changed from 50 Commonwealth Avenue, Suite 2
Boston, MA 02116 to the following:

6564 Smoke Tree Lane
Scottsdale, AZ 85253

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 3, 2008

EGPI FIRECREEK, Inc.

/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer